CONSENT AND THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This CONSENT AND THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") dated as of December 30, 2016, by and between Enphase Energy, Inc., a Delaware corporation ("Borrower"), the lenders party hereto, and Wells Fargo Bank, National Association, as administrative agent for the Lenders ("Agent").
R E C I T A L S:
WHEREAS, Agent, Lenders and Borrower have entered into certain financing arrangements pursuant to that certain Amended and Restated Credit Agreement, dated as of December 18, 2015 (as amended hereby, and as the same may have heretofore been or may hereafter be further amended, supplemented, extended, renewed, restated, replaced or otherwise modified, the "Loan Agreement"), by and among the Lenders from time to time party thereto (the "Lenders"), Agent, and Borrower;
WHEREAS, as of the date hereof, Borrower seeks to grant Flextronics and Obsidian Agency Services, Inc. ("Term Loan Agent") security interests in certain of its assets;
WHEREAS, such security grants would, but for this Agreement, violate Section 6.2 of the Loan Agreement and lead to an Event of Default under the Loan Agreement;
WHEREAS, Borrower has requested that, subject to the terms and conditions of this Agreement, Agent and Lenders consent to the granting of such security interests; and
WHEREAS, Agent and Lenders are willing to agree to provide such consent solely on the terms and conditions specified herein.
NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree as follows:
Section 1.DEFINITIONS
1.1.    Interpretation. All capitalized terms used herein (including the recitals hereto) will have the respective meanings ascribed thereto in the Loan Agreement unless otherwise defined herein. The foregoing recitals, together with all exhibits attached hereto, are incorporated by this reference and made a part of this Agreement. Unless otherwise provided herein, all section and exhibit references herein are to the corresponding sections and exhibits of this Agreement.
Section 2.    ACKNOWLEDGMENTS
2.1.    Acknowledgment of Obligations. Borrower hereby acknowledges, confirms and agrees that as of the close of business on December 23, 2016, (a) Borrower is indebted to Lenders in respect of the Revolving Loans in the principal amount of $11,600,000, (b) Borrower is indebted to Lenders in respect of Letters of Credit in the principal amount of $73,896.22, and (c) Borrower is indebted to Lenders in respect of Bank Products in the principal amount of $0. Borrower hereby acknowledges, confirms and agrees that all such Obligations, together with interest accrued and accruing thereon, and all fees, costs, expenses and other charges now or hereafter payable by Borrower to Lenders, are unconditionally owing by Borrower to Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever.
2.2.    Acknowledgment of Security Interests. Borrower hereby acknowledges, confirms and agrees that Agent has, and will continue to have, valid, enforceable and perfected first-priority continuing liens upon and security interests in the Collateral heretofore granted to Agent, for the benefit of Agent and Lenders, pursuant to the Loan Agreement and the other Loan Documents or otherwise granted to or held by Agent, for the benefit of Agent and Lenders.
2.3.    Binding Effect of Documents. Borrower hereby acknowledges, confirms and agrees that: (a) this Agreement constitutes a Loan Document, (b) each of the Loan Agreement and the other Loan Documents to which it is a party has been duly executed and delivered to Agent by Borrower, and each is and will remain in full force and effect as of the date hereof except as modified pursuant hereto, (c) the agreements and obligations of Borrower contained in such documents and in this Agreement constitute the legal, valid and binding Obligations of Borrower, enforceable against it in accordance with their respective terms, and Borrower has no valid defense to the enforcement of such Obligations, (d) Agent and Lenders are and will be entitled to the rights, remedies and benefits provided for under the Loan Agreement and the other Loan Documents and applicable law and (e) Borrower shall comply with all limitations, restrictions or prohibitions that would otherwise be effective or applicable under the Loan Agreement or any of the other Loan Documents during the continuance of any Event of Default.
Section 3.    CONSENT TO CERTAIN LIENS
3.1.    Acknowledgment of Potential Default. Borrower hereby acknowledges and agrees that the Liens it will provide to Flextronics (or its Affiliates) and Term Loan Agent would result in an Event of Default absent the amendments to the Loan Agreement contained in this Agreement. Borrower represents and warrants that as of the date hereof, no other Events of Default exist.
3.2.    Consent.
(a)    In reliance upon the representations, warranties and covenants of Borrower contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, Agent and Lenders consent to the Liens granted to (ii) Flextronics and its Affiliates pursuant to the Security Agreement in the form attached hereto as Exhibit A (the "Flextronics Security Agreement") and (ii) Term Loan Agent pursuant to the First Amendment to Loan and Security Agreement in the form attached hereto as Exhibit B (the "Term Loan IP Amendment").
(b)    In reliance upon the representations, warranties and covenants of Borrower contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, Agent and Lenders (i) consent to

Borrower entering into the Flextronics Security Agreement and (ii) consent to Borrower entering into the Term Loan IP Amendment.
3.3.    Reservation of Rights.
(a)    Agent and Lenders have not waived, are not by this Agreement waiving, and have no intention of waiving, any Events of Default, including any Event of Default which may occur after the date hereof, and Agent and Lenders have not agreed to forbear or waive with respect to any of their rights or remedies concerning any Events of Default occurring at any time.
(b)    Agent and Lenders reserve the right, in their discretion, to exercise any or all of their rights and remedies under the Loan Agreement and the other Loan Documents as a result of any Events of Default occurring at any time. No delay on the part of Agent or Lenders in exercising any such rights or remedies, may or will be construed as a waiver of any such rights or remedies.
3.4.    Additional Events of Default. The parties hereto acknowledge, confirm and agree that any misrepresentation by Borrower, or any failure of Borrower to comply with the covenants, conditions and agreements contained in this Agreement, the Loan Agreement or any other Loan Document or in any other agreement, document, or instrument at any time executed or delivered by Borrower with, to or in favor of Agent or any Lenders will constitute an immediate Event of Default under this Agreement, the Loan Agreement, and the other Loan Documents. In the event that any Person, other than Agent or Lenders, at any time exercises for any reason (including, without limitation, by reason of any present or future Event of Default, or otherwise) any of its rights or remedies against Borrower or any obligor providing credit support for Borrower's obligations to such other Person, or against Borrower's or such obligor's properties or assets, such event will constitute an immediate Event of Default hereunder and an Event of Default under the Loan Agreement and the other Loan Documents (without any notice or grace or cure period).
Section 4.    AMENDMENTS.
4.1.    Schedule 1.1 of the Loan Agreement is amended by adding the following definitions in the proper alphabetical order:
"Flextronics Security Agreement" means that certain Security Agreement, dated as of December 23, 2016, by and among Flextronics America, LLC as agent, and Borrower.

"Term Loan IP Amendment" means that certain First Amendment to Loan and Security Agreement, dated as of December 23, 2016, by and among Obsidian Agency Services, Inc., as agent, the lenders from time to time party thereto, and Borrower.

4.2.    Schedule 1.1 of the Loan Agreement is hereby amended by amending the definition of "Permitted Lien" by deleting the word "and" at the end of subsection (s), inserting the word "and" at the end of subsection (t) and adding a new subsection (u) as follows:

(u) Liens created by the Flextronics Security Agreement and the Term Loan IP Amendment, as both are in effect on December 23, 2016.

4.3.    Section 3 of the Guaranty and Security Agreement is hereby amended and restated in its entirety as follows:
3. Grant of Security. Each Grantor hereby unconditionally grants, assigns, and pledges to Agent, for the benefit of each member of the Lender Group and each of the Bank Product Providers, to secure the Secured Obligations, a continuing security interest (hereinafter referred to as the "Security Interest") in all of such Grantor's right, title, and interest in all present and after acquired personal property including the following, whether now owned or hereafter acquired or arising and wherever located (the "Collateral"):

(a)	all of such Grantor's Accounts;

(b)	all of such Grantor's Books;

(c)	all of such Grantor's Chattel Paper;

(d)	all of such Grantor's Commercial Tort Claims;

(e)	all of such Grantor's Deposit Accounts;

(f)	all of such Grantor's Equipment;

(g)	all of such Grantor's Farm Products;

(h)	all of such Grantor's Fixtures;

(i)	all of such Grantor's General Intangibles;

(j)	all of such Grantor's Inventory;

(k)	all of such Grantor's Investment Property;

(l)	all of such Grantor's Intellectual Property and Intellectual Property Licenses;

(m)	all of such Grantor's Negotiable Collateral;

(n)	all of such Grantor's Pledged Interests (including all of such Grantor's Pledged Operating Agreements and Pledged Partnership Agreements);

(o)	all of such Grantor's Securities Accounts;

(p)	all of such Grantor's Supporting Obligations;

(q)	all of such Grantor's money, Cash Equivalents, or other assets of such Grantor that now or hereafter come into the possession, custody, or control of Agent (or its agent or designee) or any other member of the Lender Group;

(r)
all of the proceeds (as such term is defined in the Code) and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, Fixtures, General Intangibles, Inventory, Investment Property, Intellectual Property, Negotiable Collateral, Pledged Interests, Securities Accounts, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the "Proceeds"). Without limiting the generality of the foregoing, the term "Proceeds" includes whatever is receivable or received when Investment Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or Agent from time to time with respect to any of the Investment Property.

Notwithstanding anything contained in this Agreement to the contrary, the term "Collateral" shall not include: (i) voting Equity Interests of any Foreign Subsidiary or Excluded Domestic Subsidiary, solely to the extent that such Equity Interests represent more than 65% of the outstanding voting Equity Interests of such Foreign Subsidiary or Excluded Domestic Subsidiary; (ii) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of any Grantor if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided, that, (A) the foregoing exclusions of this clause (ii) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Agent's security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (B) the foregoing exclusions of clauses (i) and (ii) shall in no way be construed to limit, impair, or otherwise affect any of Agent's, any other member of the Lender Group's or any Bank Product Provider's continuing security interests in and liens upon any rights or interests of any Grantor in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, license agreement, or Equity Interests (including any Accounts or Equity Interests), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, or Equity Interests); (iii) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the PTO of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral; (iv) motor vehicles owned or leased by any Grantor; (v) any Deposit Accounts maintained with a financial institution, other than the Agent, exclusively established to cash collateralize letters of credit not issued under the Credit Agreement and Hedge Obligations, in each case, permitted by the Credit Agreement; (vi) any lease, license or agreement or property subject to a purchase money security interest or similar arrangement permitted by the Credit Agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money obligation or create a right of termination in favor of any other party thereto (after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law), other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition; or (vii) any Equity Interest or asset with respect to which Agent determines in its reasonable discretion by written notice to Grantor that the cost of obtaining a security interest is excessive in relation to the value of the security to be afforded thereby.

4.4.    Section 6(k) of the Guaranty and Security Agreement is hereby amended by adding the following sentence to the end of that section:
No Intellectual Property License of any Grantor that is necessary in or material to the conduct of such Grantor's business requires any consent of any other Person that has not been obtained in order for such Grantor to grant the security interest granted hereunder in such Grantor's right, title or interest in or to such Intellectual Property License.

4.5.    Section 7(g) of the Guaranty and Security Agreement is hereby amended by deleting the word "and" and the end of subsection (iii) adding the following subsections following subsection (iv):
(v)    Upon the request of Agent, in order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, each Grantor shall execute and deliver to Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to further evidence Agent's Lien on such Grantor's Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby;

(vi)     Grantors acknowledge and agree that the Agent and Lenders shall have no duties with respect to any Intellectual Property or Intellectual Property Licenses of any Grantor. Without limiting the generality of this Section 7(g)(vi), Grantors acknowledge and agree that no Lender nor Agent shall be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Intellectual Property Licenses against any other Person, but that Agent or Lenders may do so at their option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of Borrower and shall be chargeable as a Revolving Loan;

(vii)    Anything to the contrary in this Agreement notwithstanding, in no event shall any Grantor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any Copyright with the United States Copyright Office or any similar office or agency in another country without giving Agent written notice thereof at least five (5) Business Days prior to such filing and complying with Section 7(g)(v). Upon receipt from the United States Copyright Office of notice of registration of any Copyright, each Grantor shall promptly (but in no event later than five (5) Business Days following such receipt) notify (but without duplication of any notice required by Section 7(g)(iii)) Agent of such registration by delivering, or causing to be delivered, to Agent, documentation sufficient for Agent to perfect Agent's Liens on such Copyright. If any Grantor acquires from any Person any Copyright registered with the United States Copyright Office or an application to register any Copyright with the United States Copyright Office, such Grantor shall promptly (but in no event later than five (5) Business Days following such acquisition) notify Agent of such acquisition and deliver, or cause to be delivered, to Agent, documentation sufficient for Agent to perfect Agent's Liens on such Copyright. In the case of such Copyright registrations or applications therefor which were acquired by any Grantor, each such Grantor shall promptly (but in no event later than five (5) Business Days following such acquisition) file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Copyrights; and

(viii)    No Grantor shall enter into any Intellectual Property License material to the conduct of the business to receive any license or rights in any Intellectual Property of any other Person unless such Grantor has used commercially reasonable efforts to permit the assignment of or grant of a security interest in such Intellectual Property License (and all rights of Grantor thereunder) to Agent (and any transferees of Agent).

4.6.    Section 11 of the Guaranty and Security Agreement is hereby amended by deleting the word "and" and the end of subsection (e) and adding the following subsections after subsection (f):
(a)    to use any Intellectual Property or Intellectual Property Licenses of such Grantor, including but not limited to any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, or advertising matter, in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and
(b)    Agent, on behalf of the Lenders or the Bank Product Providers, shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Intellectual Property and Intellectual Property Licenses and, if Agent shall commence any such suit, the appropriate Grantor shall, at the request of Agent, do any and all lawful acts and execute any and all proper documents reasonably required by Agent in aid of such enforcement.
Section 5.    REPRESENTATIONS AND WARRANTIES
Borrower hereby represents, warrants and covenants as follows:
5.1.    Representations in the Loan Agreement and the Other Loan Documents. Each of the representations and warranties made by or on behalf of Borrower to Agent or any Lender in the Loan Agreement or any of the other Loan Documents was true and correct when made, and is, except for the Existing Defaults, true and correct on and as of the date of this Agreement with the same full force and effect as if each of such representations and warranties had been made by Borrower on the date hereof and in this Agreement. All of the information contained in the schedules attached to the Loan Agreement and Guaranty and Security Agreement remains true and correct, except to the extent that (a) Borrower has previously disclosed updates to such schedules in accordance with the Credit Agreement or (b) such schedules are amended and restated and attached hereto as Exhibit C.
5.2.    Binding Effect of Documents. This Agreement has been duly authorized, executed and delivered to Agent and Lenders by Borrower, is enforceable in accordance with its terms and is in full force and effect.
5.3.    No Conflict. The execution, delivery and performance of this Agreement by Borrower will not violate any requirement of law or contractual obligation of Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues, except for as specifically contemplated herein.
Section 6.    CONDITIONS TO EFFECTIVENESS OF CERTAIN PROVISIONS OF THIS AGREEMENT
The effectiveness of the terms and provisions of this Agreement will be effective immediately upon the satisfaction of the following conditions precedent:
(a)    Agent's receipt of this Agreement, duly authorized, executed and delivered by Borrower;
(b)    Agent's receipt of all fees and other amounts payable on or prior to the closing date of this Agreement, including all attorneys', consultants' and other professionals' fees and expenses incurred by Lender;

(c)    Agent's receipt from Borrower of evidence of the corporate authority of Borrower to execute, deliver and perform its obligations under this Agreement and, if applicable, all other agreements and documents executed in connection therewith;
(d)    Agent's receipt of duly authorized, executed and delivered intellectual security agreements in the forms attached hereto as Exhibit D;
(e)    Agent's receipt of the Flextronics Security Agreement, in form and substance acceptable to Agent, duly authorized, executed and delivered by Borrower;
(f)     Agent's receipt of the Term Loan IP Amendment, in form and substance acceptable to Agent, duly authorized, executed and delivered by Borrower;
(g)    Agent's receipt of an intercreditor agreement, in the form attached hereto as Exhibit E, between Flextronics, Term Loan Agent, and Agent and acknowledged by Borrower and the Guarantors, duly authorized, executed and delivered by all parties thereto; and
(h)    no Default or Event of Default has occurred.

Section 7.    MISCELLANEOUS
7.1.    Continuing Effect of Loan Agreement. Except as modified pursuant hereto, no other changes or modifications to the Loan Agreement or any other Loan Document are intended or implied by this Agreement and in all other respects the Loan Agreement and the other Loan Documents hereby are ratified and reaffirmed by all parties hereto as of the date hereof. To the extent of any conflict between the terms of this Agreement, the Loan Agreement and the other Loan Documents, the terms of this Agreement will govern and control. The Loan Agreement and this Agreement will be read and construed as one agreement.
7.2.    Costs and Expenses. In addition to, and without in any way limiting, the obligations of Borrower set forth in Section 2.5 of the Loan Agreement, Borrower absolutely and unconditionally agrees to pay to Agent on demand by Agent at any time, whether or not all or any of the transactions contemplated by this Agreement are consummated:  all fees, costs and expenses incurred by Agent and any of its directors, officers, employees or agents (including, without limitation, fees, costs and expenses incurred by any counsel to Agent, regardless of whether Agent or any such other Person is a prevailing party, in connection with (a) the preparation, negotiation, execution, delivery or enforcement of this Agreement, the Loan Agreement, the Guaranty and Security Agreement and any amendment thereto, any intercreditor agreement with the Term Lenders, Term Agent, and Flextronics, the other Loan Documents and any agreements, documents or instruments contemplated hereby and thereby, and (b) any investigation, litigation or proceeding related to this Agreement, the Loan Agreement, the Guaranty and Security Agreement and any amendment thereto, any intercreditor agreement with the Term Lenders, Term Agent, and Flextronics, or any other Loan Document or any act, omission, event or circumstance in any manner related to any of the foregoing.

7.3.    Further Assurances. At Borrower's expense, the parties hereto will execute and deliver such additional documents and take such further action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.
7.4.    Successors and Assigns; No Third-Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. No Person other than the parties hereto, and in the case of Sections 7.6 and 7.7 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Sections 7.6 and 7.7 are hereby expressly disclaimed.
7.5.    Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and releases of Borrower made in this Agreement or any other document furnished in connection with this Agreement will survive the execution and delivery of this Agreement and the Forbearance Period, and no investigation by Agent or any Lender, or any closing, will affect the representations and warranties or the right of Agent and Lenders to rely upon them.
7.6.    Release.
(a)    In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (Borrower and all such other Persons being hereinafter referred to collectively as the "Releasing Parties" and individually as a "Releasing Party"), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent, each Lender, and each of their respective successors and assigns, and their respective present and former shareholders, members, managers, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (Agent, Lenders and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from any and all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which any Releasing Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Agreement, the Loan Agreement, any of the other Loan Documents or any of the transactions hereunder or thereunder. Releasing Parties hereby represent to the Releasees that they have not assigned or transferred any interest in any Claims against any Releasee prior to the date hereof.
(b)    Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)    Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.
(d)    As to each and every claim released hereunder, Borrower hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:
"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

As to each and every claim released hereunder, Borrower also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of California), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

7.7.    Covenant Not to Sue. Each Releasing Party hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Releasing Party pursuant to Section 7.6 above. If any Releasing Party violates the foregoing covenant, Borrower, for itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.
7.8.    Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable will not impair or invalidate the remainder of this Agreement.
7.9.    Reviewed by Attorneys. Borrower represents and warrants to Agent and Lenders that it (a) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to discuss this Agreement with, and have this Agreement reviewed by, such attorneys and other persons as Borrower may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto will be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.
7.10.    Disgorgement. If Agent or any Lender is, for any reason, compelled by a court or other tribunal of competent jurisdiction to surrender or disgorge any payment, interest or other consideration described hereunder to any person because the same is determined to be void or voidable as a preference, fraudulent conveyance, impermissible set-off or for any other reason, such indebtedness or part thereof intended to be satisfied by virtue of such payment, interest or other consideration will be revived and continue as if such payment, interest or other consideration had not been received by Agent or such Lender, and Borrower will be liable to, and will indemnify, defend and hold Agent or such Lender harmless for, the amount of such payment or interest surrendered or disgorged. The provisions of this Section will survive repayment of the Obligations or any termination of the Loan Agreement or any other Loan Document.
7.11.    Reserved.
7.12.    Relationship. Borrower agrees that the relationship between Agent and Borrower and between each Lender and Borrower is that of creditor and debtor and not that of partners or joint venturers. This Agreement does not constitute a partnership agreement, or any other association between Agent and Borrower or between any Lender and Borrower. Borrower acknowledges that Agent and each Lender has acted at all times only as a creditor to Borrower within the normal and usual scope of the activities normally undertaken by a creditor and in no event has Agent or any Lender attempted to exercise any control over Borrower or its business or affairs. Borrower further acknowledges that Agent and each Lender has not taken or failed to take any action under or in connection with its respective rights under the Loan Agreement or any of the other Loan Documents that in any way, or to any extent, has interfered with or adversely affected Borrower's ownership of Collateral.
7.13.    No Effect on Rights Under Subordination Agreements. Agent's agreement pursuant to Section 3.2 of this Agreement shall not extend to any of Agent's rights or remedies under any subordination agreement (including the Intercreditor Agreement) in favor of Agent governing the Term Loan Facility which may arise as a result of the Existing Defaults, it being understood that the Existing Defaults shall at all times constitute Events of Default (or waived Events of Default) for purposes of any applicable subordination agreement (including the Intercreditor Agreement) in favor of Agent, and Agent shall at all times be permitted to enforce all rights and remedies in respect thereof (including, without limitation, blocking payments to any holders of Subordinated Indebtedness in accordance with any applicable subordination agreement).
7.14.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.
(a)    THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT

TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.
(b)    THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 7.14(b).
(c)    TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A "CLAIM"). BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(d)    BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES AND THE STATE OF CALIFORNIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING

RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(e)    NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST THE AGENT, THE SWING LENDER, ANY OTHER LENDER, ISSUING BANK, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.
(f)    IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE "COURT") BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CLAIM AND THE WAIVER SET FORTH IN CLAUSE (C) ABOVE IS NOT ENFORCEABLE IN SUCH PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:
(i)    WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN SUBCLAUSE (ii) BELOW, ANY CLAIM SHALL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE. VENUE FOR THE REFERENCE PROCEEDING SHALL BE IN THE COUNTY OF LOS ANGELES, CALIFORNIA.
(ii)    THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING SET-OFF OR RECOUPMENT), (C) APPOINTMENT OF A RECEIVER, AND (D) TEMPORARY, PROVISIONAL, OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS, OR PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) - (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO PARTICIPATE IN A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT WITH RESPECT TO ANY OTHER MATTER.

(iii)    UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN 10 DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY SHALL HAVE THE RIGHT TO REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B). THE REFEREE SHALL BE APPOINTED TO SIT WITH ALL OF THE POWERS PROVIDED BY LAW. PENDING APPOINTMENT OF THE REFEREE, THE COURT SHALL HAVE THE POWER TO ISSUE TEMPORARY OR PROVISIONAL REMEDIES.
(iv)    EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE REFEREE SHALL DETERMINE THE MANNER IN WHICH THE REFERENCE PROCEEDING IS CONDUCTED INCLUDING THE TIME AND PLACE OF HEARINGS, THE ORDER OF PRESENTATION OF EVIDENCE, AND ALL OTHER QUESTIONS THAT ARISE WITH RESPECT TO THE COURSE OF THE REFERENCE PROCEEDING. ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS A COURT REPORTER AND A TRANSCRIPT IS ORDERED, A COURT REPORTER SHALL BE USED AND THE REFEREE SHALL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY THE COSTS OF THE COURT REPORTER, PROVIDED THAT SUCH COSTS, ALONG WITH THE REFEREE'S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.
(v)    THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES. THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND SHALL ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA.
(vi)    THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH CALIFORNIA SUBSTANTIVE AND PROCEDURAL LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT HIS OR HER DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE REFEREE SHALL ISSUE A DECISION AND PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE, SECTION 644, THE REFEREE'S

DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE FINAL JUDGMENT OR ORDER FROM ANY APPEALABLE DECISION OR ORDER ENTERED BY THE REFEREE SHALL BE FULLY APPEALABLE AS IF IT HAS BEEN ENTERED BY THE COURT.
(vii)    THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE,
EACH PARTY HERETO KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION SHALL APPLY TO ANY DISPUTE BETWEEN THEM THAT ARISES OUT OF OR IS RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.
7.15.    Counterparts. This Agreement may be executed and delivered via facsimile or email (in .pdf format) transmission with the same force and effect as if an original were executed, and may be executed in any number of counterparts, but all of such counterparts will together constitute but one and the same agreement. The Borrower hereby agrees that, notwithstanding the previous sentence, it will provide Agent with original signatures pages within five (5) Business Days of the date hereof.

[Signature pages follow]

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

ENPHASE ENERGY, INC., a Delaware corporation By /s/ PAUL B. NAHI Name Paul B. Nahi Title President and CEO

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and a Lender By /s/ SCOTT E. BOWERMAN Name Scott E. Bowerman Title VP

EXHIBIT A
to
CONSENT AND THIRD AMENDMENT
Flextronics Security Agreement

EXHIBIT B
to
CONSENT AND THIRD AMENDMENT
Term Loan IP Amendment

EXHIBIT C
to
CONSENT AND THIRD AMENDMENT
Amendments to Disclosure Schedules

None.

EXHIBIT D
to
CONSENT AND THIRD AMENDMENT
IP Security Agreements

EXHIBIT E
to
CONSENT AND THIRD AMENDMENT
Intercreditor Agreement